PagerDuty Announces Third Quarter Fiscal 2021 Financial Results

Third quarter revenue increased 26% year-over-year to $54 million
Over 13,500 customers now using PagerDuty to power their digital transformations
Customers with annual recurring revenue over $500,000, up 40% year-over-year

SAN FRANCISCO – (BUSINESS WIRE) – December 3, 2020 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the third quarter of fiscal 2021, ended October 31, 2020.
"We are proud of our third quarter results, which exceeded both our guidance and consensus, as we hit an important inflection point, with our key leading indicators trending positively,” said Jennifer Tejada, CEO at PagerDuty. “Our digital operations plan accounted for nearly three quarters of our net new ARR illustrative of our successful shift from point solutions to the growing importance of our platform as critical infrastructure for our customer's digital transformation. I am grateful to our team, our customers and our users, and energized by the bright future ahead of us."

Third Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $53.8 million, up 25.8% year-over-year.
•Gross Margin: GAAP gross margin was 85.7% compared to 84.5% in the third quarter of fiscal 2020. Non-GAAP gross margin was 86.8% compared to 85.2% in the third quarter of fiscal 2020.
•Operating Loss: GAAP operating loss was $21.8 million, or GAAP operating margin of negative 40.6%, compared to a $16.7 million GAAP operating loss, or GAAP operating margin of negative 39.0%, in the third quarter of fiscal 2020. Non-GAAP operating loss was $6.3 million, or non-GAAP operating margin of negative 11.7%, compared to a $9.3 million non-GAAP operating loss, or non-GAAP operating margin of negative 21.9%, in the third quarter of fiscal 2020.
•Net Loss: GAAP net loss was $20.6 million, compared to $15.3 million in the third quarter of fiscal 2020. GAAP net loss per share was $0.26, compared to $0.20 in the third quarter of fiscal 2020. Non-GAAP net loss was $6.9 million, compared to $7.9 million in the third quarter of fiscal 2020. Non-GAAP net loss per share was $0.09, compared to $0.10 in the third quarter of fiscal 2020.
•Cash Flow: Net cash provided by operations was $4.8 million, or 9.0% of revenue, compared to $3.4 million, or 8.0% of revenue, in the third quarter of fiscal 2020. Free cash flow was $4.5 million, or 8.4% of revenue, compared to $2.3 million, or 5.3% of revenue, in the third quarter of fiscal 2020.
•Cash and Cash Equivalents and Current Investments were $556.3 million as of October 31, 2020.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•Continued Expansion Within Existing Customers: PagerDuty had the seventh consecutive quarter in which approximately a third of its enterprise customers expanded including Discovery Communications, DocuSign, Yahoo Japan, Salesforce and Vanguard.
•Customer Growth: PagerDuty had 13,725 customers as of October 31, 2020. New customers within the quarter included Belcorp, Chanel, CRED, LegalZoom, Lego and MSCI. PagerDuty's free plan, which was formally introduced in the quarter, is gaining traction and the number of companies benefiting from the PagerDuty platform, both paid and free, grew by 18%.
•Platform Integration: In the third quarter of fiscal 2021, along with Rundeck, PagerDuty reached over 500 partner ecosystem integrations, many of which were built by partners like CloudFlare, GitHub, Puppet and Zoom. PagerDuty also had a record quarter for channel partner sell-through and formed a global strategic alliance with Tata Consultancy Services, one of the top five global systems integrators.

Financial Outlook

For the fourth quarter of fiscal 2021, PagerDuty currently expects:

•Total revenue of $57.0 million - $58.0 million, representing a growth rate of 24% - 26% year-over-year
•Non-GAAP net loss per share of $0.12 - $0.11 assuming approximately 82 million shares

For the full fiscal year 2021, PagerDuty currently expects:

•Total revenue of $211.0 million - $212.0 million, representing a growth rate of 27% year-over-year
•Non-GAAP net loss per share of $0.30 - $0.29 assuming approximately 80 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on December 3, 2020. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation: PagerDuty utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Acquired Intangible Assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: PagerDuty views acquisition-related expenses, such as transaction costs and acquisition-related retention payments, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of Debt Issuance Costs: The imputed interest rate of Convertible Senior Notes (the "Notes") was approximately 7.88%. This is a result of the debt discounts recorded for the conversion features of the Notes that are required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Acquisition-Related Income Tax Benefit: PagerDuty views acquisition-related income tax benefits as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such benefits can assist in the comparison of operational performance in different periods which may or may not include such benefits.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense, non-cash charitable contribution expense, amortization of acquired intangible assets, and transaction-related costs. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt discount and issuance costs, stock-based compensation expense, non-cash charitable contribution expense, amortization of acquired intangible assets, and transaction-related costs. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2020 and our Form 10-Qs filed with the SEC on June 5, 2020 and September 3, 2020. Additional information will be made available in our quarterly report on form 10-Q for the quarter ended October 31, 2020 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers include GE, Cisco, Genentech, Electronic Arts, Cox Automotive, Netflix, Shopify, Zoom, DoorDash, Lululemon and more. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Willa McManmon
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Revenue	$53,772	$42,750	$154,272	$120,425
Cost of revenue(1)	7,685	6,634	21,285	18,226
Gross profit	46,087	36,116	132,987	102,199
Operating expenses:
Research and development(1)	16,156	12,619	46,705	35,160
Sales and marketing(1)	34,024	27,425	88,271	72,378
General and administrative(1)	17,746	12,765	45,899	38,464
Total operating expenses	67,926	52,809	180,875	146,002
Loss from operations	(21,839)	(16,693)	(47,888)	(43,803)
Interest income	974	1,427	3,375	4,283
Interest expense	(4,133)	—	(5,741)	—
Other (expense) income, net	(449)	245	(861)	346
Loss before benefit from (provision for) income taxes	(25,447)	(15,021)	(51,115)	(39,174)
Benefit from (provision for) income taxes	4,839	(244)	4,360	(725)
Net loss	$(20,608)	$(15,265)	$(46,755)	$(39,899)
Other comprehensive (loss) income
Unrealized loss (gain) on investments	(422)	(50)	497	(50)
Total comprehensive loss	$(21,030)	$(15,315)	$(46,258)	$(39,949)
Net loss per share, basic and diluted	$(0.26)	$(0.20)	$(0.59)	$(0.65)
Weighted-average shares used in calculating net loss per share, basic and diluted	79,937	75,992	78,835	61,628
(1) Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Cost of revenue	$488	$303	$1,095	$773
Research and development	2,807	1,462	7,459	3,760
Sales and marketing	6,254	2,295	11,409	6,084
General and administrative	3,910	3,287	11,772	8,775
Total	$13,459	$7,347	$31,735	$19,392

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of October 31, 2020	As of January 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$336,657	$124,024
Accounts receivable, net of allowance for doubtful accounts of $1,479 and $810 as of October 31, 2020 and January 31, 2020, respectively	41,500	37,128
Investments	219,601	227,375
Deferred contract costs, current	11,209	9,301
Prepaid expenses and other current assets	11,926	7,163
Total current assets	620,893	404,991
Property and equipment, net	12,148	12,369
Deferred contract costs, non-current	17,529	16,387
Lease right-of-use assets	25,790	—
Goodwill	71,946	—
Intangible assets, net	27,508	—
Other assets	2,083	1,651
Total assets	$777,897	$435,398
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,111	$6,434
Accrued expenses and other current liabilities	11,337	7,197
Accrued compensation	24,877	13,911
Deferred revenue, current	104,337	87,490
Lease liabilities, current	5,152	—
Total current liabilities	150,814	115,032
Convertible senior notes, net	214,211	—
Deferred revenue, non-current	3,387	5,079
Lease liabilities, non-current	27,775	—
Other liabilities	7,152	7,349
Total liabilities	403,339	127,460
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	599,886	487,008
Accumulated other comprehensive income	634	137
Accumulated deficit	(225,962)	(179,207)
Total stockholders’ equity	374,558	307,938
Total liabilities and stockholders’ equity	$777,897	$435,398

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2020	2019
Cash flows from operating activities
Net loss	$(46,755)	$(39,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,352	1,675
Amortization of deferred contract costs	7,894	5,499
Amortization of debt discount and issuance costs	4,493	—
Stock-based compensation	31,735	19,392
Non-cash lease expense	3,299	—
Other	1,897	(383)
Changes in operating assets and liabilities:
Accounts receivable	(3,879)	4,333
Deferred contract costs	(10,944)	(10,945)
Prepaid expenses and other assets	(3,605)	(4,864)
Accounts payable	(210)	(1,386)
Accrued expenses and other liabilities	2,224	2,464
Accrued compensation	7,689	5,619
Deferred revenue	12,475	16,520
Lease liabilities	(2,959)	—
Net cash provided by (used in) operating activities	6,706	(1,975)
Cash flows from investing activities
Purchases of property and equipment	(3,402)	(3,190)
Capitalization of internal-use software costs	(328)	—
Business acquisitions, net of cash acquired	(49,656)	—
Purchases of held-to-maturity investments	—	(45,736)
Proceeds from maturities of held-to-maturity of investments	28,040	8,950
Purchases of available-for-sale investments	(153,254)	(132,706)
Proceeds from maturities of available-for-sale investments	123,352	—
Proceeds from sales of available-for-sale investments	9,285	—
Net cash used in investing activities	(45,963)	(172,682)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,835	278,665	—
Purchase of capped calls related to convertible senior notes	(35,708)	—
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	220,086
Payments of costs related to initial public offering	—	(5,603)
Proceeds from employee stock purchase plan	3,558	—
Proceeds from repayment of promissory note	—	515
Proceeds from issuance of common stock upon exercise of stock options	9,709	5,750
Employee payroll taxes paid related to net share settlement of restricted stock units	(4,334)	(14)
Net cash provided by financing activities	251,890	220,734
Net increase in cash, cash equivalents, and restricted cash	212,633	46,077
Cash, cash equivalents, and restricted cash at beginning of period	124,024	130,323
Cash, cash equivalents, and restricted cash at end of period	$336,657	$176,400

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$46,087	$36,116	$132,987	$102,199
Plus: Share-based compensation	488	303	1,095	773
Plus: Amortization of acquired intangible assets	93	—	93	—
Non-GAAP gross profit	$46,668	$36,419	$134,175	$102,972
GAAP gross margin	85.7%	84.5%	86.2%	84.9%
Non-GAAP adjustments	1.1%	0.7%	0.8%	0.6%
Non-GAAP gross margin	86.8%	85.2%	87.0%	85.5%

Reconciliation of operating expenses
GAAP research and development	$16,156	$12,619	$46,705	$35,160
Less: Share-based compensation	(2,807)	(1,462)	(7,459)	(3,760)
Less: Acquisition-related expenses	(154)	—	(154)	—
Non-GAAP research and development	$13,195	$11,157	$39,092	$31,400

GAAP sales and marketing	$34,024	$27,425	$88,271	$72,378
Less: Share-based compensation	(6,254)	(2,295)	(11,409)	(6,084)
Less: Amortization of acquired intangible assets	(199)	—	(199)	—
Non-GAAP sales and marketing	$27,571	$25,130	$76,663	$66,294

GAAP general and administrative	$17,746	$12,765	$45,899	$38,464
Less: Share-based compensation	(3,910)	(3,287)	(11,772)	(8,775)
Less: Acquisition-related expenses	(1,632)	—	(1,632)	—
Non-GAAP general and administrative	$12,204	$9,478	$32,495	$29,689

Reconciliation of operating loss and operating margin
GAAP operating loss	$(21,839)	$(16,693)	$(47,888)	$(43,803)
Plus: Share-based compensation	13,459	7,347	31,735	19,392
Plus: Amortization of acquired intangible assets	292	—	292	—
Plus: Acquisition-related expenses	1,786	—	1,786	—
Non-GAAP operating loss	$(6,302)	$(9,346)	$(14,075)	$(24,411)
GAAP operating margin	(40.6)%	(39.0)%	(31.0)%	(36.4)%
Non-GAAP adjustments	28.9%	17.2%	21.9%	16.1%
Non-GAAP operating margin	(11.7)%	(21.9)%	(9.1)%	(20.3)%

Reconciliation of net loss
GAAP net loss	$(20,608)	$(15,265)	$(46,755)	$(39,899)
Plus: Share-based compensation	13,459	7,347	31,735	19,392
Plus: Amortization of debt discount and issuance costs	3,235	—	4,493	—
Plus: Amortization of acquired intangible assets	292	—	292	—
Plus: Acquisition-related expenses	1,786	—	1,786	—
Plus: Acquisition-related tax benefit	(5,058)	—	(5,058)	—
Non-GAAP net loss	$(6,894)	$(7,918)	$(13,507)	$(20,507)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.26)	$(0.20)	$(0.59)	$(0.65)
Non-GAAP adjustments to net loss	0.17	0.10	0.42	0.32
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.10)	$(0.17)	$(0.33)

Weighted-average shares used in calculating net loss per share, basic and diluted	79,937	75,992	78,835	61,628
__________
Note: Certain figures may not sum due to rounding.

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$4,844	$3,432	$6,706	$(1,975)
Less:
Purchases of property and equipment	(110)	(1,171)	(3,402)	(3,190)
Capitalization of internal-use software costs	(217)	—	(328)	—
Free cash flow	$4,517	$2,261	$2,976	$(5,165)
Net cash used in investing activities	$(45,488)	$(135,967)	$(45,963)	$(172,682)
Net cash provided by (used in) financing activities	$663	$2,566	$251,890	$220,734
Free cash flow margin	8.4%	5.3%	1.9%	(4.3)%